For Immediate Release

Contact:                Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc.  Announces Amendment to Management Agreement
 to Permanently Reduce Management Fees and Expenses

WALNUT CREEK, CA. – April 3, 2018 – Owens Realty Mortgage, Inc. (the "Company") (NYSE AMERICAN: ORM) today announced that, as part of the previously announced effort to address the management compensation structure of the Company and improve corporate governance, the Company and Owens Financial Group, Inc. (the "Manager"), have entered into Amendment No. 1 (the "Amendment") to the Management Agreement, dated May 20, 2013, by and between the Company and the Manager (the "Management Agreement").  The Amendment was unanimously approved by the Company's Board of Directors (the "Board") and by the Audit Committee and Compensation Committee of the Board, each of which committees is composed exclusively of independent Board members. In connection with its consideration of the terms of the Amendment and related matters, the Compensation Committee considered input received from stockholders, independent financial advisors, independent legal counsel and management, and the analysis of multiple options relating to the Company's internal and external management compensation structure.

The Amendment reflects the agreement of the Board and the Manager to implement changes to the Manager's compensation structure effective as of April 1, 2018, including:

•	Making permanent the recent interim management fee adjustment along with an additional adjustment that will decrease the management fee when Stockholders' Equity of the Company exceeds $300 million;
•
Providing that the Company will receive thirty-percent (30%) of all fees and commissions, with the exception of certain miscellaneous administration fees, paid to the Manager in connection with the Company making, investing, extending or modifying mortgage loans and late payment charges from borrowers on loans owned by the Company; and

•	Eliminating service fees and certain expense reimbursements payable to the Manager.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and additional details on the terms of the Amendment, which can be found in the Company's filing on Form 8-K with the Securities and Exchange Commission.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust ("REIT") that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company's website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the anticipated benefits of the Amendment to the Management Agreement, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. The forward-looking statements made in this release include, but may not be limited to, expectations around the company's plans to distribute current and accumulated earnings in 2018, tax treatment and characterization of distributions made by the company in 2018, and timing and content of any announcements made with respect thereto.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.